Exhibit 10.10

                        SEPARATION AND RELEASE AGREEMENT

            THIS SEPARATION AND RELEASE AGREEMENT (the "Agreement") is entered into on December 16, 2003 by and between Jack Dromgold (the "Employee") and The Singing Machine Company, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Employee was employed by the Company as its Senior Vice President - Sales and Marketing pursuant to an employment agreement dated April 15, 2002 (the "Employment Agreement");

         WHEREAS, the Company and the Employee have mutually decided that the Employee will resign and receive compensation pursuant to the terms and conditions contained herein;

             WHEREAS, the parties hereto desire to put to rest and settle all controversies between them related to or arising out of Employee's employment with, and resignation from, the Company and the facts and circumstances underlying the same, and to settle and compromise any and all claims and differences between them, of any sort, origin or description in order to avoid the costs and uncertainties inherent in possible future litigation.

             NOW, THEREFORE, Employee and the Company, intending to be legally bound hereby and in consideration of the promises contained herein, do hereby agree as follows:

         1. RESIGNATION. The Employee agrees to resign as (i) the Company's Senior Vice President - Sales and Marketing and (ii) from any other positions that he holds with the Company, effective as of the end of the business day on Friday, December 19, 2003 (the "Resignation Date"). The Employee acknowledges and agrees that after the Resignation Date, he will not have the authority to represent or bind the Company or its subsidiaries as an officer.

         2. TERMINATION OF EMPLOYMENT AGREEMENT, OPTIONS AND CONSULTING
AGREEMENT.

         2.1 Employee acknowledges and agrees that this Agreement shall serve to terminate his Employment Agreement and that this Agreement sets forth all the compensation that is payable to him, effective as of the date of this Agreement.

         2.2 The Employee agrees that he will have until March 18, 2004, to exercise any vested options ("Vested Options") that have been granted to him by the Company during the term of his employment with the Company. The Employee acknowledges and agrees that the only Vested Options that he owns as of the date of this Agreement are as follows: options to purchase 25,000 shares of the
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Company's common stock at an exercise price of $8.61 per share. The Employee agrees that any of the Vested Options, listed in this Section 2.2, which the Employee has not exercised by March 18, 2004 will be deemed to be cancelled, null and void at the end of the business day on March 18, 2004.

         2.3 The Company and the Employee acknowledge the termination of the Employment Agreement and the survival and incorporation by reference herein of the provisions, terms and conditions set forth in Sections 12, 13, 15, 25 and
26. The Company and the Employee agree that the restrictive covenants set forth in Section 12(a) and 12(b) of the Employment Agreement will be in effect for a period of one-year after the Resignation Date. Furthermore, the Company and the Employee agree that the restrictive covenants contained in Section 12(a) will only apply to the Employee's employment with Craig Electronics, Memcorp, Inc. or any other companies or businesses directly or indirectly affiliated with these businesses.

         2.4 The Company and the Employee have also agreed to enter into a consulting agreement pursuant to which the Employee will provide advice to the Company on its sale and marketing program for a sixty day period after the Employee's Resignation Date.

         3. SEVERANCE PAYMENTS.

         3.1 SEVERANCE PAYMENT. In consideration of the covenants set forth herein, the Company agrees to pay the Employee a severance payment equal to an aggregate of $161,939, which represents (a) $50,000 in cash paid on the Resignation Date, and (b) $109,281, to be paid over a six month period, pursuant to the normal payroll practices of the Company beginning on January 9, 2004 and ending on June 25, 2004 and (iv) three months of COBRA reimbursement payments.. All compensation payable to the Employee hereunder is stated in gross amounts and shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required by law to be withheld.

         During the period between January 1, 2004 and ending on March 31, 2004, the Company will provide the Employee with COBRA reimbursement payments equal to approximately $2,658.87. The Company will make payments over this three month period in accordance with the normal payroll practices of the Company beginning on January 1, 2004 and ending on March 1, 2004.

         3.2. BENEFITS. The Company will provide the Employee with information regarding any benefits which may be converted to individual coverage and/or coverage which includes his spouse in accordance with Consolidated Omnibus Budget Reconciliation Act (COBRA) regulations. Employee acknowledges and agrees that he will not be entitled to any perquisites, benefits or other compensation whatsoever after the Resignation Date, except as described in this Agreement.
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         4. WAIVER AND RELEASE. For good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Employee, including the payments to the Employee as described in Section 3, Employee hereby agrees that regardless of who assumes his duties, his separation of employment from the Company was not due in any way to age or any other type of discrimination or any wrongful act of the Company, and Employee and his Releasors do hereby voluntarily and fully release and forever discharge the Company, together with its past and current predecessors, successors, shareholders, officers, directors, employees, attorneys, trustees, insurers, representatives, contractors, representatives, related organizations and affiliates (collectively, the "Released Parties"), jointly and individually, from any and all claims, demands, debts, causes of action, claims for relief, and damages, of whatever kind or nature, known or unknown, developed or undeveloped, which Employee had, now has or may hereinafter have from the beginning of the world to the date of these presents, including, without limitation, all claims and all rights which the Employee may have under Title VII of the Civil Rights Act of 1964; the Equal Employment Opportunity Act of 1972; the Civil Rights Act of 1991; the Age Discrimination and Employment Act of 1967; the Employee Retirement Security Act 42 U.S.C. ss. 1981; the Older Workers' Benefit Protection Act; the Americans with Disabilities Act; the Family Medical Leave Act of 1993; the Equal Pay Act; the Fair Labor Standards Act; the Broward County Equal Opportunity Ordinance; and any and all other federal and state statutes which regulate employment; and the laws of contracts, tort and other subjects.
..
         5. RELEASED PARTIES AND NO ADMISSION OF LIABILITY. For purposes of paragraph 4, "Releasors" shall mean, collectively, the spouse of the Employee and the Employee's dependents, heirs, executors administrators and assigns, past and present and each of them and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, successors, assigns and all persons acting by, through, under or in connection with them, past and present. Execution of this Agreement and payment of the payments specified in paragraph 3 of this Agreement does not constitute an admission by any Released Party of any violation of any civil rights or other employment discrimination statute, or any other legal statute, provision, regulation, ordinance, order or action under common law. Rather, this Agreement expresses the intention of the parties to resolve all issues and other claims related to or arising out of Employee's employment by the Company without the time and expense of litigation.

         6. GOVERNING LAW. The law of the State of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. This Agreement constitutes the entire agreement and understanding between the Employee and the Company regarding the Employee's resignation from employment with the Company. This Agreement totally replaces and supersedes any and all prior agreements, arrangements, representations and understandings between the Employee and the Company, including but not limited to the Employment Agreement and agreements in which the Employee was granted options to purchase the Company's common stock, except for certain sections of the Employment Agreement which have been incorporated herein by reference. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto. This
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Agreement may be specifically enforced in judicial proceedings and may be used as evidence in a subsequent proceeding in which a breach is alleged. Headings are for convenience only and should not be used in interpreting this Agreement.

         7. CONFIDENTIALITY. The Employee agrees that he will keep confidential all information regarding the Company, its business operations and this Agreement, including, but not limited to, information about pricing, customers, current and former employees and will not disclose such information to anyone unless (i) such information is published and becomes public knowledge (other than through or by the Employee on his behalf), (ii) required by legal process in formal legal proceeding or (iii) to the extent necessary to report income to the appropriate taxing authorities.

         8. KNOWING AND VOLUNTARY SETTLEMENT. IN EXECUTING THIS AGREEMENT, EMPLOYEE HEREBY REPRESENTS THAT HE HAS BEEN AFFORDED A REASONABLE OPPORTUNITY TO CONSIDER THIS AGREEMENT; THAT HE HAS COMPLETELY AND CAREFULLY READ THIS AGREEMENT; THAT HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOICE PRIOR TO EXECUTING THIS AGREEMENT, AND RELIED ON THE LEGAL ADVICE OF HIS ATTORNEY; THAT HE HAD THE OPPORTUNITY TO HAVE AN ATTORNEY EXPLAIN TO HIM THE TERMS OF THIS AGREEMENT; THAT HE KNOWS AND UNDERSTANDS THE CONTENTS OF THIS AGREEMENT; THAT THE TERMS OF THIS AGREEMENT ARE TOTALLY SATISFACTORY TO AND FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED BY HIM. THE EMPLOYEE ALSO AGREES THAT HE HAS BEEN PROVIDED WITH AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND VOLUNTARILY AGREES TO BE BOUND BY IT, AND THAT HE UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT WITHIN SEVEN DAYS AFTER ITS EXECUTION AND THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF SEVEN DAYS AFTER ITS EXECUTION.

         9. EFFECT OF SETTLEMENT AND INTERPRETATION. The Company and Employee intend this Agreement to be legally binding upon and inure to the benefit of each of them and their respective heirs, administrators, executors, successors and assigns. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent and not strictly for or against any party hereto, regardless of who drafted or was principally responsible for drafting this Agreement. The recitals contained at the beginning of this Agreement are expressly made a part of this Agreement.

         10. ARBITRATION, SEVERABILITY AND JURY WAIVER. The arbitration clause contained in Section 15 of the Employment Agreement is expressly incorporated herein by reference and shall govern any dispute, controversy or claim arising under, our of, in connection with, or in relation to this Agreement, or the breach, termination, validity or enforceability of any provision of this Agreement. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be
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modified to be enforceable, including the general release language, such provision shall immediately become null and void, leaving the remainder of the Agreement in fall force and effect. However, if any portion of the general release language is ruled to be unenforceable for any reason, Employee shall return the consideration paid to him pursuant to paragraph 3 of this Agreement to the Company. The Company and the Employee each knowingly, intentionally, and irrevocably waive any and all rights to a jury trial for any litigation or legal proceeding in any way relating to or arising out of this Agreement or the Employment Agreement.



             IN WITNESS WHEREOF, the aforesaid parties have hereunto set their hands and seals as of the day below written.

/s/ Jack Dromgold
----------------------------
Jack Dromgold

Executed on December 16, 2003


The Singing Machine Company, Inc.

/s/ Yi Ping Chan
----------------------------
Yi Ping Chan
Interim CEO/COO

Executed on December 16, 2003